                                                                    Exhibit 4.1


                                                                  Execution Copy

                        --------------------------------

                       COMMUNICATIONS INTERNATIONAL, INC.

                              SERIES A AND SERIES B
                     9 1/2% SENIOR DISCOUNT NOTES DUE 2005
                                    INDENTURE

                        --------------------------------
                           Dated as of March 18, 1998

                            THE CHASE MANHATTAN BANK

                            ------------------------

                                     Trustee

                                 --------------
================================================================================

                             CROSS-REFERENCE TABLE*

(a)   Trust Indenture Act

Indenture Section

310 (a)(1)..............................................................7.10
(a)(2) .................................................................7.10
(a)(3)..................................................................N.A.
(a)(4)..................................................................N.A.
(a)(5)..................................................................7.10
(i)(b)..................................................................7.10
(ii)(c).................................................................N.A.
311(a)..................................................................7.11
(b) 7.11
(iii(c).................................................................N.A.
312 (a).................................................................2.05
(b) 11.03
(iv)(c).................................................................11.03
313(a)..................................................................7.06
(b)(1)..................................................................N.A.
(b)(2)..................................................................7.07
(v)(c)..................................................................7.06;
                                                                       11.02
(vi)(d).................................................................7.06
314(a)..................................................................4.03;
                                                                       11.02
(A)(b)..................................................................N.A.
(c)(1)..................................................................11.04
(c)(2)..................................................................11.04
(c)(3)..................................................................N.A.
(d).....................................................................N.A.
(vii)(e)................................................................11.05
(f).....................................................................NA
315 (a).................................................................7.01
(b) 7.05,
                                                                       11.02
(A)(c)..................................................................7.01
(d) 7.01
(e) 6.11
316 (a)(last sentence)..................................................2.09
(a)(1)(A)...............................................................6.05
(a)(1)(B)...............................................................6.04
(a)(2)..................................................................N.A.
(b)6.07

(B)(c)..................................................................2.12
317 (a)(1)..............................................................6.08
(a)(2)..................................................................6.09
(b) 2.04
318 (a).................................................................11.01
(b) N.A.
(c) 11.01
N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE........................1

  Section 1.01. Definitions..................................................1

  Section 1.02. Other Definitions...........................................18

  Section 1.03. Trust Indenture Act Definitions.............................19

  Section 1.04. Rules of Construction.......................................19

ARTICLE 2. THE NOTES........................................................20

  Section 2.01.  Form and Dating............................................20

  Section 2.02. Execution and Authentication................................20

  Section 2.03. Registrar and Paying Agent..................................21

  Section 2.04. Paying Agent to Hold Money in Trust.........................21

  Section 2.05. Holder Lists................................................22

  Section 2.06. Transfer and Exchange.......................................22

  Section 2.07. Replacement Notes...........................................33

  Section 2.08. Outstanding Notes...........................................33

  Section 2.09. Treasury Notes..............................................33

  Section 2.10. Temporary Notes.............................................33

  Section 2.11 Cancellation.................................................34

  Section 2.12. Defaulted Interest..........................................34

  Section 2.13. CUSIP and ISIN Numbers......................................34

ARTICLE 3. REDEMPTION AND PREPAYMENT........................................34

  Section 3.01. Notices to Trustee..........................................34

  Section 3.02. Selection of Notes to Be Redeemed...........................35

  Section 3.03. Notice of Redemption........................................35

  Section 3.04. Effect of Notice of Redemption..............................36

  Section 3.05. Deposit of Redemption Price.................................36

  Section 3.06. Notes Redeemed in Part......................................36

  Section 3.07. Optional Redemption.........................................36

  Section 3.08. Mandatory Redemption........................................37

  Section 3.09. Offer to Purchase by Application of Excess Proceeds.........37

ARTICLE 4. COVENANTS........................................................39

  Section 4.01. Payment of Notes............................................39

  Section 4.02. Maintenance of Office or Agency.............................41

  Section 4.03. Reports.....................................................42

  Section 4.04. Compliance Certificate......................................42

  Section 4.05. Taxes.......................................................43

  Section 4.06. Stay, Extension and Usury Laws..............................43

  Section 4.07. Restricted Payments.........................................44

  Section 4.08. Dividend and Other Payment Restrictions Affecting
                Subsidiaries................................................45

  Section 4.09. Incurrence of Indebtedness and Issuance of
                Disqualified Stock .........................................46

  Section 4.10. Asset Sales.................................................48

  Section 4.11. Transactions with Affiliates................................49

  Section 4.12. Liens.......................................................50

  Section 4.13. Limitations on Line of Business.............................50

  Section 4.14. Corporate Existence.........................................50

  Section 4.15. Offer to Repurchase Upon Change of Control..................50

  Section 4.16. Limitation on Status as Investment Company..................52

  Section 4.17. Limitation on Sale and Leaseback Transactions...............52

  Section 4.18. Payments for Consent........................................52

ARTICLE 5. SUCCESSORS.......................................................52

  Section 5.01. Merger, Consolidation, or Sale of Assets....................52

  Section 5.02. Successor Corporation Substituted...........................53

ARTICLE 6. DEFAULTS AND REMEDIES............................................53

  Section 6.01. Events of Default...........................................53

  Section 6.02. Acceleration................................................55

  Section 6.03. Other Remedies..............................................55

  Section 6.04. Waiver of Past Defaults.....................................55

  Section 6.05. Control by Majority.........................................56

  Section 6.06. Limitation on Suits.........................................56

  Section 6.07. Rights of Holders of Notes to Receive Payment...............56

  Section 6.08. Collection Suit by Trustee..................................57

  Section 6.09. Trustee May File Proofs of Claim............................57

  Section 6.10. Priorities..................................................57

  Section 6.11. Undertaking for Costs.......................................58

  Section 6.12. Trustee May Enforce Claims Without Possession of Notes......58

  Section 6.13. Rights and Remedies Cumulative..............................58

ARTICLE 7. TRUSTEE..........................................................58

  Section 7.01. Duties of Trustee...........................................58

  Section 7.02. Rights of Trustee...........................................59

  Section 7.03. Individual Rights of Trustee................................60

  Section 7.04. Trustee's Disclaimer........................................60

  Section 7.05. Notice of Defaults..........................................60

  Section 7.06. Reports by Trustee to Holders of the Notes..................60

  Section 7.07. Compensation and Indemnity..................................61

  Section 7.08. Replacement of Trustee......................................61

  Section 7.09. Successor Trustee by Merger, etc............................62

  Section 7.10. Eligibility; Disqualification...............................62

  Section 7.11. Preferential Collection of Claims Against Company...........63

ARTICLE 8. LEGAL DEFEASANCE AND COVENANT DEFEASANCE.........................63

  Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance....63

  Section 8.02. Legal Defeasance and Discharge..............................63

  Section 8.03. Covenant Defeasance.........................................63

  Section 8.04. Conditions to Legal or Covenant Defeasance..................64

  Section 8.05. Deposited Money and Government Securities to be Held in
                Trust; Other Miscellaneous Provisions.......................65

  Section 8.06. Repayment to Company........................................66

  Section 8.07. Reinstatement...............................................66

ARTICLE 9. AMENDMENT, SUPPLEMENT AND WAIVER.................................66

  Section 9.01. Without Consent of Holders of Notes.........................66

  Section 9.02. With Consent of Holders of Notes............................67

  Section 9.03. Compliance with Trust Indenture Act.........................68

  Section 9.04. Revocation and Effect of Consents...........................68

  Section 9.05. Notation on or Exchange of Notes............................68

  Section 9.06. Trustee to Sign Amendments, etc.............................69

ARTICLE 10. MISCELLANEOUS...................................................69

  Section 10.01. Trust Indenture Act Controls...............................69

  Section 10.02. Notices....................................................69

  Section 10.03. Communication by Holders of Notes with Other Holders of
                 Notes......................................................70

  Section 10.04. Certificate and Opinion as to Conditions Precedent.........70

  Section 10.05. Statements Required in Certificate or Opinion..............71

  Section 10.06. Rules by Trustee and Agents................................71

  Section 10.07. No Personal Liability of Directors, Officers, Employees and
                 Stockholders...............................................71

  Section 10.08. Governing Law..............................................71

  Section 10.09. No Adverse Interpretation of Other Agreements..............71

  Section 10.10. Successors.................................................72

  Section 10.11. Severability...............................................72

  Section 10.12. Counterpart Originals......................................72

  Section 10.13. Table of Contents, Headings, etc...........................72

EXHIBITS
Exhibit A FORM OF NOTE
Exhibit B FORM OF CERTIFICATE OF TRANSFER
Exhibit C FORM OF CERTIFICATE OF EXCHANGE

            INDENTURE dated as of March 18, 1998 between Cellular Communications International, Inc., a Delaware corporation (the "Company"), and The Chase Manhattan Bank, as trustee (the "Trustee").

            The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 9 1/2% Series A Senior Discount Notes due 2005 (the "Series A Notes") and the 9 1/2% Series B Senior Discount Notes due 2005 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):

                                   ARTICLE 1.
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. DEFINITIONS.

            "144A Global Note" means a global note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount at maturity of the Notes sold in reliance on Rule 144A.

            "Accreted Value" means, as of any date of determination, the sum of
(a) the initial offering price to the public of each Note and (b) the portion of the excess of the principal amount at maturity of each Note over such initial public offering price that shall have been amortized through such date, such amount to be so amortized on a daily basis and compounded semi-annually on each April 1 and October 1 at the rate of 9 1/2% per annum from the date of issuance of the Notes through the date of determination. The Accreted Value of any Note on or after the Full Accretion Date shall be equal to 100% of its stated principal amount at maturity.

            "Acquired Debt" means, with respect to any specified Person: (i) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness encumbering any asset acquired by such specified Person.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that (i) holding office as an executive officer or director of a Person or (ii) beneficial ownership of 10% or more of the equity securities of a Person, either individually or as part of a group, shall be deemed to be control.

            "Agent" means any Registrar, Paying Agent or co-registrar.

            "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

            "Asset Sale" means the sale, lease, conveyance or other disposition of any assets outside the normal course of business other than a sale of Cash Equivalents for cash (including, without limitation, by way of a Sale/Leaseback Transaction), whether in a single transaction or a series of related transactions, (a) that have a fair market value in excess of $250,000, or (b) for net proceeds in excess of $250,000. Notwithstanding the foregoing, the following will not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary of the Company or by a Wholly Owned Restricted Subsidiary of the Company to the Company or to another Wholly Owned Restricted Subsidiary of the Company and (ii) the exchange by the Company or a Restricted Subsidiary of the Company of assets (other than direct or indirect interests in Omnitel or OPI) for interests in a Related Business if the Company receives an opinion from an investment banking firm of national standing with experience in evaluating transactions similar to such transaction that such exchange is fair to the Company from a financial point of view and the Company's Board of Directors determines that such exchange is in the best interests of the Company; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company will be governed by the provisions of Section 4.15 and 5.01 hereof and not by the provisions of the Asset Sale covenant.

            "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

            "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

            "Basket Investments" has the meaning specified in the definition of Permitted Investments.

            "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

            "Business Day" means each day which is not a legal holiday in any of London, New York and Luxembourg.

            "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on the balance sheet in accordance with GAAP.

            "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or similar interests in any other form of entity, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, such partnership.

            "Cash Equivalents" means, with respect to any Person, (i) U.S. dollars, (ii) other currencies in an amount not to exceed the amount of Indebtedness or contractual obligations of such Person to be incurred in those currencies not otherwise "hedged" through Hedging Obligations,
(iii) Government Securities, (iv) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (iii) and (iv) entered into with any financial institution meeting the qualifications specified in clause (iv) above and (vi) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date or acquisition, provided, that with respect to any Non-Domestic Person, Cash Equivalents shall also mean those investments that are comparable to clauses (iv) through (vi) above in such Person's country of organization or country where it conducts business operations.

            "Cedel" means Cedel Bank, societe anonyme.

            "Change of Control" means (i) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Exchange Act) other than a Wholly Owned Restricted Subsidiary of the Company or one or more Permitted Holders, (ii) the merger or consolidation of the Company with or into another corporation or the merger of another corporation into the Company with the effect that either (A) immediately after such transaction any "person" or "group" (as so defined) shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the combined voting power of the outstanding securities of the surviving corporation ordinarily having the right to vote in the election of directors or (B) the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the combined voting power of the securities of the Company ordinarily having the right to vote in the election of directors are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the combined voting power of the securities of the surviving corporation ordinarily having the right to vote in the election of directors,
(iii) any "person" or "group" (as so defined) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50 percent of the total voting power of all classes of the voting stock of the Company ordinarily having the right to vote in the election of directors calculated on a fully diluted basis or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company's Board of Directors then in office; provided, that no Change of Control will be deemed to occur pursuant to this section if the Notes have a rating of at least BBB- by S&P or a rating of at least Baa3 by Moody's for a period of at least 30 consecutive days, beginning on the date of such event (which period will be extended up to 90 additional days for as long as the rating of the Notes are under publicly announced consideration for possible downgrading by the applicable rating agency).

            "Closing Price" means, on any Trading Day with respect to any share of Capital Stock, the last reported sale price regular way for a share of such Capital Stock or, in case no such reported sale takes place on such day, the reported closing bid price regular way, in either case on the New York Stock Exchange or, if such shares of Capital Stock are not listed or admitted to trading on such Exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on The Nasdaq Stock Market National Market or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such Market but the issuer is a "Foreign Issuer" (as defined in Rule 3b-4(b) under the Exchange Act) and the principal securities exchange on which such shares are listed or admitted to trading is a "Designated Offshore Securities Market" (as defined in Rule 902(a) under the Securities Act), the reported closing bid price regular way on such principal exchange, or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system and the issuer and principal securities exchange do not meet such requirements, the closing bid price in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Trustee.

            "Company" means Cellular Communications International, Inc., and any and all successors thereto.

            "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (a) an amount equal to any extraordinary loss of such Person or any of its Restricted Subsidiaries plus any net loss realized in connection with an Asset Sale by such Person or any of its Restricted Subsidiaries (to the extent such losses were deducted in computing such Consolidated Net Income), plus (b) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent such provision for taxes was included in computing Consolidated Net Income, plus (c) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including amortization of original issue discount, noncash interest payments and the interest component of any payments associated with Capital Lease Obligations and net payments (if any) pursuant to Hedging Obligations), to the extent such expense was deducted in computing Consolidated Net Income, plus
(d) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income and minus (e) any non-cash items that increase Net Income, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, any item set forth in clauses (a) through (d) of the preceding sentence shall be added to Consolidated Net Income to compute Consolidated Cash Flow of such Person only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to such Person by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders. In addition, for purposes of computing Consolidated Cash Flow, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including all mergers and consolidations and including any related financing transactions, during the most recently completed four full fiscal quarters for which financial statements are available or subsequent to such four-quarter reference period and on or prior to the date on which the calculation of the Consolidated Cash Flow is made (the "Calculation Date") shall be deemed to have occurred on the first day of the four-quarter reference period, and (ii) the

Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of on or prior to the Calculation Date, shall be excluded.

            "Consolidated Debt" means, with respect to any Person as of any date of determination, the aggregate amount of Indebtedness and Disqualified Stock of such Person and its Restricted Subsidiaries outstanding as of such date of determination, determined on a consolidated basis in accordance with GAAP (but excluding Indebtedness of Unrestricted Subsidiaries or Unrestricted Affiliates, whether or not such Subsidiaries or Affiliates would be consolidated in accordance with GAAP), provided, that, for purposes of calculating the Company's Consolidated Debt as a percentage of the Company's Total Market Capitalization, all Project Financing of the Company's Restricted Subsidiaries that has not been Guaranteed by the Company shall be excluded in calculating the amount of such Consolidated Debt and the amount of such Total Market Capitalization.

            "Consolidated Debt to Consolidated Cash Flow Ratio" means, as at any date of determination, the ratio of the Consolidated Debt of the Company as of such date to the Consolidated Cash Flow of the Company for the most recently completed four full fiscal quarters for which internal financial statements are available as of such date of determination.

            "Consolidated Invested Equity Capital" means, with respect to any Person as of any date, the sum of the Invested Equity Capital of such Person as of such date and, without duplication, the Invested Equity Capital of each of its Restricted Subsidiaries and Restricted Affiliates (and their Restricted Subsidiaries) as of such date. For purposes of calculating the Consolidated Invested Equity Capital of any Person as of any date, in order to avoid duplication, the Invested Equity Capital of a Restricted Subsidiary or Restricted Affiliate (or their Restricted Subsidiaries) of such Person shall not include any amounts that would be included in the Consolidated Invested Equity Capital of any equity owner of such Restricted Subsidiary or Restricted Affiliate, to the extent that such amounts were utilized by such equity owner prior to such date to permit the incurrence of Project Financing pursuant to clause (f) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Disqualified Stock." For example, if a direct Restricted Subsidiary of the Company has Consolidated Invested Equity Capital of $100 and incurs $200 of Project Financing, then a direct or indirect Restricted Subsidiary (or a Restricted Affiliate) of such first Restricted Subsidiary will not be deemed to have any Invested Equity Capital based on contributions or loans to it by such first Restricted Subsidiary. In addition, the Invested Equity Capital of a Restricted Subsidiary or Restricted Affiliate of a Person will never be considered to be greater than the Invested Equity Capital of such Person, except as a result of contributions of Invested Equity Capital to such Restricted Subsidiary or Restricted Affiliate by third parties.

            "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that (i) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to such Person or a Wholly Owned Restricted Subsidiary thereof; (ii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; (iii) the cumulative effect of a change in accounting principles shall be excluded, and (iv) the Net Income of any Unrestricted Subsidiary of such Person shall be excluded, whether or not distributed to such Person or one of its Subsidiaries.

            "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock).

            "Convertible Subordinated Note Indenture" means that certain indenture, dated as of the date hereof, between the Company and The Chase Manhattan Bank, as trustee, as amended or supplemented from time to tome, relating to the Convertible Subordinated Notes.

            "Convertible Subordinated Notes" means the Company's 6 % Convertible Subordinated Notes due 2005 issued pursuant to the Convertible Subordinated Note Indenture.

            "CoreComm" means CoreComm Incorporated.

            "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 10.02 hereof or such other address as to which the Trustee may give notice to the Company.

            "Credit Facility" means one or more credit facilities (whether a term or a revolving facility) of the type customarily entered into with banks, between the Company or any of its Restricted Subsidiaries, Restricted Affiliates or Restricted Subsidiaries of Restricted Affiliates, and any banks or other lenders (and any renewals, refundings, extension or replacements of any such credit facilities).

            "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

            "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

            "Damages Payment Date" means, in connection with the payment of Liquidated Damages, each April 1 and October 1.

            "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

            "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

            "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

            "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is or could be mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the maturity date of the Notes.

            "EC" means the European Communities.

            "ECU" means the ECU referred to in Article 109g of the Treaty establishing the EC, as amended by the Treaty on European Union and as defined in Council Regulation (EC) No. 3320/94, that is from time to time used as the unit of account of the EC (changes to the ECU may be made by the EC, in which event the ECU will change accordingly).

            "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "Equity Offering Proceeds" means the aggregate amount of cash proceeds (in U.S. dollars or the equivalent value in one or more foreign currencies) received by the Company from a public or private offering of Equity Interests of the Company (other than Disqualified Stock and other than Equity Interests sold to a Subsidiary of the Company) or of debt securities convertible or exchangeable into Equity Interests of the Company (but only after and to the extent they have been so converted or exchanged), net of any expenses or underwriting commission incurred by the Company in connection with such offering.

            "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

            "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

            "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

            "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries in existence on the date hereof until such amounts are repaid.

            "Full Accretion Date" means April 1, 2003.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect on the date of this Indenture.

            "Global Note" means the Restricted Global Note and the Unrestricted Global Note, in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

            "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

            "Government Securities" means securities that are (a) direct obligations of the United States of America, United Kingdom, Italy or Germany, for the timely payment of which their full faith and credit is pledged or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, United Kingdom, Italy or Germany, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, United Kingdom, Italy or Germany, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

            "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness. The amount of any Guarantee shall be equal to the maximum potential liability in respect of the Guarantee, even if less than the Indebtedness supported by such Guarantee.

            "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

            "Holder" means a Person in whose name a Note is registered.

            "Implied POP Senior Indebtedness" means, as of any time of determination, the product of (a) $40.00 multiplied by (b) 58,000,000 multiplied by (c) the Percentage Interest in OPI as of such time.

            "Implied POP Subordinated Indebtedness" means, as of any time of determination, the product of (a) $12.50 multiplied by (b) 58,000,000 multiplied by (c) the Percentage Interest in OPI as of such time.

            "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock; (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person, but excluding Non-Recourse Pledges in connection with Project Financings), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured and (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person, provided that each of the foregoing, where applicable, shall be calculated in accordance with US GAAP. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

            "Indenture" means this Indenture, as amended or supplemented from time to time.

            "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

            "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

            "Invested Equity Capital" means, with respect to any Person as of any date, the sum of (i) the total dollar amount contributed in cash plus the value of all property contributed (valued at the lower of fair market value at the time of contribution, determined in good faith by the Company's Board of Directors, or the book value of such property at the time of contribution on the books of the Person making such contribution) to such Person since the date of its creation in the form of common equity, plus, without duplication, (ii) the total dollar amount contributed in cash plus the value of all property contributed (valued at the lower of fair market value at the time of contribution, determined in good faith by the Company's Board of Directors, or the book value of such property at the time of contribution on the books of the Person making such contribution) to such Person since the date of its creation by the Company or a Wholly Owned Restricted Subsidiary of the Company in consideration of the issuance of preferred equity or Indebtedness, less (iii) the fair market value of all interest, dividends and other distributions (in whatever form and however designated) made by such Person since the date of its creation to the holders of its common equity (and their Affiliates), provided that in no event shall the aggregate amount of interest, dividends and other distributions made to any holder of common equity of a Person (or its Affiliates) operate to reduce the Invested Equity Capital of such Person by more than the total contributions to such Person (per clauses (i) and (ii) above) by such equity holder (and its Affiliates), and less (iv) the total amount of Basket Investments (measured as of the date made but without giving effect to any proration) made by such Person or any of its Restricted Subsidiaries or Restricted Affiliates since the date hereof that are outstanding as of such date.

            "Investment" means, with respect to any Person, any investment by such Person in other Persons (including Affiliates of such Person) in the form of loans (including Guarantees), advances

(excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. Except as otherwise specified, Investments will be valued as of the date made for all purposes under this Indenture.

            "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

            "License" means that certain GSM cellular telephone license awarded to OPI by the Italian Government.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

            "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

            "Minority Owned Affiliate" of any specified Person means any other Person in which an Investment has been made by the specified Person other than a direct or indirect Subsidiary of the specified Person.

            "Moody's" means Moody's Investors Service, Inc. or, if Moody's Investors Service, Inc. shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings businesses shall have been transferred to a successor Person, such successor Person; provided, that if Moody's Investors Service, Inc. ceases rating debt securities having a maturity at original issuance of at least one year and its rating business with respect thereto shall not have been transferred to any successor Person, then "Moody's" shall mean any other nationally recognized rating agency (other than S&P) that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the Company by a written notice given to the Trustee.

            "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), or (b) the disposition of any securities or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

            "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, reasonable legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale (other than intercompany Indebtedness and subordinated Indebtedness) and any reserve for adjustment in respect of the sale price of such asset or assets, provided that amounts in such reserve must be established in accordance with GAAP and shall constitute Net Proceeds as and when released to the Company or its Restricted Subsidiaries.

            "Non-Domestic Person" means any direct or indirect Subsidiary or Minority Owned Affiliate of the Company that is organized under the laws of any jurisdiction, or has its principal business operations, outside of the United States of America and Puerto Rico.

            "Non-Recourse Debt" means, with respect to any Person, Indebtedness or that portion of Indebtedness (a) as to which the specified Person (i) does not provide credit support of any kind (including, without limitation, pursuant to any undertaking, agreement or instrument that would constitute Indebtedness),
(ii) is not directly or indirectly liable (as a guarantor or otherwise), and
(iii) does not constitute the lender; and (b) no default with respect to which would permit (upon notice, lapse of time or both) any holder of such Indebtedness to take any action against the specified Person or its Restricted Subsidiaries or would permit any holder of Indebtedness of the specified Person or its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (c) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the specified Person or its Restricted Subsidiaries.

            "Non-Recourse Pledge" means, with respect to any Project Financing permitted under this Indenture by any Person that owns the assets or business being financed (the "borrower"), a pledge by the immediate parent of the borrower of the Equity Interests of the borrower to secure such Project Financing; provided that (i) the lenders' recourse shall be limited to the Equity Interests of the borrower and shall not extend to any other assets of the parent and (ii) the assets or business being financed shall constitute all or substantially all the assets of the borrower.

            "Non-U.S. Person" means a Person who is not a U.S. Person.

            "Notes" has the meaning assigned to it in the preamble to this Indenture.

            "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

            "NTL" means NTL Incorporated, a Delaware corporation.

            "Offering" means the offering of the Notes by the Company.

            "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

            "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Sections 10.04 and 10.05 hereof.

            "Omnitel" means Omnitel-Sistemi Radiocellulari Italiani S.p.A., and any successors.

            "OPI" means Omnitel Pronto Italia S.p.A., and any successors.

            "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Sections
10.04 and 10.05 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

            "Outstanding Note Indenture" means that certain indenture, dated August 22, 1995, by and between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank) relating to the Company's Senior Discount Notes due 2000.

            "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Cedel).

            "Participating Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

            "Permitted Holder" means and includes (i) any corporation the outstanding voting power of the capital stock of which is beneficially owned directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the voting power of the Capital Stock of the Company or (ii) any underwriter during the period engaged in a firm commitment underwriting on behalf of the Company with respect to the shares of Capital Stock being underwritten.

            "Percentage Interest in OPI" means, as of any time of determination, the ratio (expressed as a decimal carried out to four decimal places) of the total outstanding Capital Stock of OPI beneficially owned directly or indirectly (through one or more Persons) at such time by the Company and/or any of its Restricted Subsidiaries, Restricted Affiliates and/or Restricted Subsidiaries of its Restricted Affiliates, determined on a pro forma basis after giving effect to any transaction (or series of related transactions) involving the acquisition by the Company and/or any of its Restricted Subsidiaries, Restricted Affiliates and/or Restricted Subsidiaries of its Restricted Affiliates, directly or indirectly (through one or more Persons), of Capital Stock of OPI, whether such transaction is the subject of a definitive agreement, containing customary closing conditions, or is otherwise probable to occur.

            "Permitted Investments" means (a) Investments in Cash Equivalents;
(b) Investments by the Company or any Restricted Subsidiary of the Company in the Company or in a Restricted Subsidiary of the Company that is primarily engaged in a Related Business; (c) Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company that is engaged in a Related Business or (ii) such Person is merged, consolidated or amalgamated into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is engaged in a Related Business; (d) Investments by the Company or any of its Restricted Subsidiaries in any Minority Owned Affiliate that has been properly designated as a Restricted Affiliate and that is primarily engaged in a Related Business, provided that any such Investment shall cease to be a Permitted Investment pursuant to this clause (d) if such Restricted Affiliate fails to observe after any applicable notice period any of the provisions of the covenants that are applicable to such Restricted Affiliate; (e) Investments by the Company or a Restricted Subsidiary of the Company in Equity Interests of Unrestricted Subsidiaries or Unrestricted

Affiliates or in the form of Guarantees by the Company or a Restricted Subsidiary of the Company of obligations of Unrestricted Subsidiaries or Unrestricted Affiliates (collectively, together with all Unrestricted Investments, "Basket Investments"), in each case only to the extent that such Investments are in, or such Guarantees are of obligations of, Persons that are primarily engaged in Related Businesses, provided that the aggregate amount of all Basket Investments at any one time outstanding (measured by the fair market value of each such Investment at the time made, as determined in good faith by the Company's Board of Directors or, in the case of a Guarantee, the amount guaranteed) may not exceed the sum of (i) $40 million, plus (ii) the aggregate Equity Offering Proceeds received by the Company since the date hereof and not otherwise applied to Restricted Payments, plus (iii) the aggregate net cash proceeds from sales of Subordinated Indebtedness of the Company received by the Company since the date hereof and not otherwise applied to Restricted Payments, plus (iv) to the extent that any Investment pursuant to this clause (e) was made in an Unrestricted Subsidiary or Unrestricted Affiliate since the date hereof and is sold for cash or otherwise liquidated for cash, the lesser of (1) the return of capital with respect to such Investment in cash (less the cost of disposition) and (2) the initial amount of such Investment, plus (v) to the extent that any Unrestricted Subsidiary is properly designated as a Restricted Subsidiary in accordance with the terms of this Indenture, or to the extent that any Unrestricted Affiliate is properly designated as a Restricted Affiliate in accordance with the terms of this Indenture, the lesser of (1) the initial amount of all Investments made since the date hereof in such Unrestricted Subsidiary or Unrestricted Affiliate and (2) the fair market value of all such Investments as of the date of such designation; (f) Investments in the form of Non-Recourse Pledges in connection with Project Financings; (g) all Investments that were outstanding on, or committed to prior to, the date hereof; (h) Investments by the Company or a Restricted Subsidiary in Omnitel or OPI; (i) Hedging Obligations entered into by the Company or any of its Restricted Subsidiaries, Restricted Affiliates or Restricted Subsidiaries of a Restricted Affiliate, for bona fide business reasons and not for speculative purposes, and otherwise in compliance with this Indenture; (j) Investments received by the Company or its Restricted Subsidiaries, Restricted Affiliates or Restricted Subsidiaries of Restricted Affiliates, as consideration for asset sales, including Asset Sales; provided in the case of an Asset Sale, (A) such investment does not exceed 15% of the consideration received for such Asset Sale and (B) such Asset Sale is otherwise effected in compliance with the "Asset Sales" covenant; (k) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause
(k) that are at the time outstanding, not exceeding $5 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), and (m) that portion of any Investment where the consideration provided by the Company is Capital Stock of the Company (other than Disqualified Stock). For purposes of the foregoing clause (e), only the Company's Pro Rata Portion of any Basket Investment will be counted in determining the amount of Basket Investments outstanding at any time or proposed to be made. In the event of any change in the Company's Pro Rata Portion of any Basket Investment, such calculation shall be recomputed as of the date of such change.

            "Permitted Liens" means (a) Liens in favor of the Company or a Wholly Owned Restricted Subsidiary of the Company; (b) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation by the Company of such merger or consolidation and do not extend to any assets other that those of the Person merged into or consolidated with the Company; (c) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to or put in place in the contemplation of such acquisition; (d) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (e) Liens existing on the date hereof; (f) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (g) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade or installment credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; (h) Liens on assets of Restricted Subsidiaries securing Project Financing that is permitted by this Indenture to be incurred; (i) Liens in the form of Non-Recourse Pledges in connection with Project Financings; (j) Liens securing obligations under any Credit Facility permitted to be incurred under "Incurrence of Indebtedness and Issuance of Disqualifying Stock", provided, that such Liens are not on the Company's direct interest in Omnitel; (k) Liens securing Purchase Money Debt permitted to be incurred under "Incurrence of Indebtedness and Issuance of Disqualifying Stock."

            "Permitted Refinancing Indebtedness" means any Indebtedness of the Company, a Restricted Subsidiary of the Company, a Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company, a Restricted Subsidiary of the Company, a Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate; provided that, unless such Indebtedness is being incurred to substantially concurrently repay the Notes in full at maturity: (1) the principal amount (or Accreted Value, as applicable) of such Indebtedness does not exceed the principal amount (or Accreted Value, as applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (2) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is Subordinated Indebtedness, then such Indebtedness is Subordinated Indebtedness; and (4) such Indebtedness is incurred by the Company or the Restricted Affiliate (or Subsidiary thereof) which is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

            "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereofor any other entity.

            "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

            "Pro Rata Portion" means, when applied to the Company for purposes of determining the amount of Net Proceeds from an Asset Sale made by a Restricted Subsidiary (other than a Wholly Owned Restricted Subsidiary) that constitute Excess Proceeds or for purposes of determining the amount of an Investment that will be deemed to be outstanding under a particular covenant or definition, that portion of such Net Proceeds or Investment as corresponds to the Company's direct or indirect percentage ownership interest in the profits of the Person who engaged in the Asset Sale or the Person in whom the Investment was made, as applicable (which would be 100% in the case of any Investments made by the Company directly). The Pro Rata Portion of the Net Proceeds from an Asset Sale shall be determined in good faith by the Company's Board of Directors in connection with such Asset Sale. The Pro Rata Portion of an Investment as of any date shall be determined in good faith either by the Company's Board of Directors or in accordance with procedures established as to such Investment by the Company's Board of Directors.

            "Project Financing" means any Indebtedness incurred after the date hereof by a Restricted Subsidiary of the Company, a Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate that is Non-Recourse Debt with respect to the Company and each of its other Restricted Subsidiaries, Restricted Affiliates and Restricted Subsidiaries of Restricted Affiliates, provided that Guarantees permitted under (i) or (j) of "Incurrence of Indebtedness and Issuance of Disqualified Stock" will not cause such Project Financing to be recourse debt for purposes of this definition.

            "Purchase Money Debt" means Indebtedness incurred to finance the acquisition, construction or improvement of any property or business (including Indebtedness incurred within 180 days following such acquisition, construction or improvement), including Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate or assumed by the Company or a Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate in connection with the acquisition of assets from such Person.

            "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

            "Registration Rights Agreement" means the Registration Rights Agreement with respect to the Notes, dated as of March 18, 1998, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

            "Regulation S" means Regulation S promulgated under the Securities Act.

            "Related Business" means any business in which the Company, its Subsidiaries or Minority Owned Affiliates are engaged, directly or indirectly, that consist primarily of, or are related to, operating, acquiring, developing and constructing any telecommunications services and related services.

            "Repurchase Offer" means an Asset Sale Offer or a Change of Control Offer, as applicable.

            "Responsible Officer," when used with respect to the Trustee, means any officer, including, without limitation, any vice-president, assistant vice-president, assistant treasurer, assistant secretary, within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer or employee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

            "Restricted Affiliate" means any direct or indirect Minority Owned Affiliate of the Company that has been designated in a Board Resolution as a Restricted Affiliate based on a determination by the Board of Directors that the Company has, directly or indirectly, the requisite control over such Minority Owned Affiliate to prevent it from incurring any Indebtedness or issuing any preferred stock or taking any other action at any time in contravention of any of the provisions of this Indenture that are applicable to Restricted Affiliates. The Company will be required to deliver an Officers' Certificate to the

Trustee, including a copy of the Board Resolution, upon designating any Minority Owned Affiliate as a Restricted Affiliate.

            "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

            "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

            "Restricted Investment" means any Investment other than a Permitted Investment.

            "Restricted Period" means the 40-day restricted period as defined in Regulation S.

            "Restricted Subsidiary" of any such Person means any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person.

            "Rule 144" means Rule 144 promulgated under the Securities Act.

            "Rule 144A" means Rule 144A promulgated under the Securities Act.

            "Rule 903" means Rule 903 promulgated under the Securities Act.

            "Rule 904" means Rule 904 promulgated the Securities Act.

            "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Restricted Subsidiary or between Wholly Owned Restricted Subsidiaries.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement

            "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

            "S&P" means Standard & Poor's Corporation or, if Standard & Poor's Corporation shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, that if Standard & Poor's Corporation ceases rating debt securities having a maturity at original issuance of at least one year and its rating business with respect thereto shall not have been transferred to any successor Person, then "S&P" shall mean any other nationally recognized rating agency (other than Moody's) that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the Company by a written notice given to the Trustee.

            "Subordinated Indebtedness" means (i) the Convertible Notes and (ii) any other Indebtedness of the Company that by its terms is expressly subordinated in right of payment to the Notes and that does not provide for any scheduled principal payment or redemption prior to the first anniversary of the maturity of the Notes.

            "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) any partnership of which more than 50% of the partnership's capital accounts, distribution rights or general or limited partnership interests are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as amended and as in effect on the date on which this Indenture is qualified under the TIA.

            "Total Market Capitalization" of any Person means, as of any date of determination, the sum of (1) the Consolidated Debt of such Person on such date, plus (2) the Total Market Value of Equity of such Person on such date.

            "Total Market Value of Equity" of any Person means, as of any date of determination, the sum of (1) the product of (i) the aggregate number of outstanding primary shares of common stock of such Person and (ii) the average Closing Price of such common stock over the 20 consecutive Trading Days immediately preceding such date of determination, plus (2) the stated liquidation preference of any outstanding shares of preferred stock of such Person outstanding as of such date of determination. If no such Closing Price exists with respect to any class of common stock, the value of such shares for purposes of clause (1) of the preceeding sentence will be determined by a valuation opinion issued by an investment banking firm of national standing with experience in such valuations that has been filed with the Trustee.

            "Trading Day" with respect to a securities exchange or automated quotation system means a day on which such exchange or system is open for a full day of trading.

            "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

            "Unrestricted Affiliate" means any direct or indirect Minority Owned Affiliate of the Company other than a Restricted Affiliate.

            "Unrestricted Global Note" means a permanent global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

            "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

            "Unrestricted Subsidiary" means any Person that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but in each case such designation may be made and shall be effective only if such Person: (a) is not a party to any contract, agreement, understanding or other arrangement of any kind (other than in respect of management, operating or technical assistance) with the Company or any of its Restricted Subsidiaries other than on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained from Persons who are not Affiliates of the Company; (b) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (c) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors will be required to be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants--Restricted Payments." If at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Disqualified Stock," the Company shall be in default of such covenant).

            "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

            "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of that Person or a combination thereof.

SECTION 1.02. OTHER DEFINITIONS.

                                                           Defined in
             Term                                           Section

         "Affiliate Transaction"..............................4.11
         "Asset Sale Offer"...................................3.09
         "Authentication Order"...............................2.02
         "Bankruptcy Law".....................................4.01
         "Change of Control Offer"............................4.15
         "Change of Control Payment"..........................4.15
         "Change of Control Payment Date" ....................4.15
         "Chosen Currency" ...................................4.01

         "Components" ........................................4.01
         "Covenant Defeasance"................................8.03
         "Day of Valuation" ..................................4.01
         "Event of Default"...................................6.01
         "Excess Proceeds"....................................4.10
         "incur"..............................................4.09
         "Legal Defeasance" ..................................8.02
         "Luxembourg Exchange" ...............................4.01
         "Offer Amount".......................................3.09
         "Offer Period".......................................3.09
         "Paying Agent".......................................2.03
         "Payment Default"....................................6.01
         "Purchase Date"......................................3.09
         "Registrar"..........................................2.03
         "Restricted Payments"................................4.07

SECTION 1.03. TRUST INDENTURE ACT DEFINITIONS

            Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

            The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Notes;

            "indenture security Holder" means a Holder of a Note;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or "institutional trustee" means the Trustee;
and

            "obligor" on the Notes means the Company and any successor obligor upon the Notes.

            All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04. RULES OF CONSTRUCTION.

            Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5) provisions apply to successive events and transactions;
      and

                  (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                                   THE NOTES

SECTION 2.01. FORM AND DATING.

      (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of EURO 1,000 and integral multiples thereof.

            The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

      (b) Global Notes.

            Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

      (c) Euroclear and Cedel Procedures Applicable.

            The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Global Notes that are held by Participants through Euroclear or Cedel Bank.

SECTION 2.02. EXECUTION AND AUTHENTICATION.

            One Officer shall sign the Notes for the Company by manual or facsimile signature. The Company's seal may be reproduced on the Notes and may be in facsimile form.

            If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

            A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

            The Trustee shall, upon a written order of the Company signed by one Officer (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

            The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03. REGISTRAR AND PAYING AGENT.

            The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

            The Company initially appoints The Chase Manhattan Bank (London), as common depositary (the "Depositary") for both Morgan Guarantee Trust Company of New York, Brussels office, as operator of the Euroclear System and Cedel Bank, societe anonyme to act as Depositary with respect to the Global Notes.

            The Company initially appoints the Trustee to act as the Registrar and Paying Agent at its offices in London and the City and State of New York and, so long as the Notes are listed on the Luxembourg Stock Exchange, the Company initially appoints Banque Internationale a Luxembourg to act as paying agent in Luxembourg.

SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

            The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05. HOLDER LISTS.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA ss. 312(a).

SECTION 2.06. TRANSFER AND EXCHANGE.

            (a) Transfer and Exchange of Global Notes.

            A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b),(c) or (f) hereof.

            (b) Transfer and Exchange of Beneficial Interests in the Global
Notes.

            The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

            (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

            (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

            (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and each of the Trustee and the Registrar receives a certificate in the form of Exhibit B hereto, including the certifications in item (1) or (2), as applicable, thereof;

            (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) each of the Trustee and the Registrar receives the
            following:

                  (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                  (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this subparagraph (D), if the Trustee or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Trustee or the Registrar, as the case may be, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

            Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

      (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

            (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by each of the Trustee and the Registrar of the following documentation:

                  (A) if the holder of such beneficial interest in a Restricted
            Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
            (2)(a) thereof;

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such beneficial interest is being transferred to a
            Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such beneficial interest is being transferred to the
            Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
            (3)(b) thereof; or

                  (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

      the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this
      Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

      (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

            (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

            (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

            (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

            (D) each of the Trustee and the Registrar receives the following:

                  (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                  (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Trustee and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive
      Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

      (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

      (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

            (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

            (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

            (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

            (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
      (3)(a) thereof;

            (E) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

            (F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause
      (A) above, the appropriate Restricted Global Note and, in all other cases, the 144A/Regulation S Global Note.

      (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

            (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
      144) of the Company;

            (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

            (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

            (D) each of the Trustee and the Registrar receives the following:

                  (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                  (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Trustee and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

      Upon satisfaction of the conditions of any of the subparagraphs in this
      Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

      (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

            If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

            (e) Transfer and Exchange of Definitive Notes for Definitive Notes.

            Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

      (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive
   Note if each of the Trustee and the Registrar receives the following:

                  (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) if the transfer will be made pursuant to Rule 903 or Rule
            904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                  (C) if the transfer will be made pursuant to any other
            exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

      (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) any such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) any such transfer is effected by a Participating
            Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) each of the Trustee and the Registrar receives the
            following:

                  (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                  (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Trustee, the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

      (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

            (f) Exchange Offer.

            Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

            (g) Legends.

            The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

      (i) Private Placement Legend.

      (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

            "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED

            INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
            ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

            (B) Notwithstanding the foregoing, any Global Note or Definitive
      Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii),
      (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

      (ii) Global Note Legend.. Each Global Note shall bear a legend in substantially the following form:

      "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND
      (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

      (iii) Original Issue Discount Legend. Each Note shall bear a legend in substantially the following form:

      "FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH EURO 1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS EURO 624.55, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS EURO 375.45, THE ISSUE DATE IS MARCH 18, 1998 AND THE YIELD TO MATURITY IS 9 1/2 % PER ANNUM."

            (h) Cancellation and/or Adjustment of Global Notes.

            At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary.

      (i) General Provisions Relating to Transfers and Exchanges.

      (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or, if the Trustee and the Registrar are not the same Person, at the Registrar's request.

      (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

      (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

      (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

      (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (c) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

      (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

      (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

      (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Trustee and the Registrar pursuant to this Section
   2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

SECTION 2.07. REPLACEMENT NOTES

            If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

            Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08. OUTSTANDING NOTES.

            The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

            If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

            If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

            If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09. TREASURY NOTES.

            In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10. TEMPORARY NOTES

            Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

            Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11 CANCELLATION.

            The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12. DEFAULTED INTEREST.

            If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13. CUSIP AND ISIN NUMBERS.

            The Company in issuing the Notes may use "CUSIP" and "ISIN," as applicable, numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" and "ISIN," as applicable, numbers in notices or redemption as a convenience to the Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" or "ISIN," as applicable, numbers.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

SECTION 3.01. NOTICES TO TRUSTEE.

            If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED

            If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

            The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of EURO 1,000 or whole multiples of EURO 1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of EURO 1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03. NOTICE OF REDEMPTION

            Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

            The notice shall identify the Notes to be redeemed and shall state:

      (a) the redemption date;

      (b) the redemption price;

      (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

      (d) the name and address of the Paying Agent;

      (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

      (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

      (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

      (h) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN, as applicable, number, if any, listed in such notice or printed on the Notes.

            At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION

            Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05. DEPOSIT OF REDEMPTION PRICE

            One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

            If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06. NOTES REDEEMED IN PART.

            Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07. OPTIONAL REDEMPTION.

            (a) Except as set forth in clause (b) of this Section 3.07, the Company shall not have the option to redeem the Notes pursuant to this Section
3.07 prior to April 1, 2002. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal Accreted Value) set forth below plus, in the case of any redemption subsequent to the Full Accretion Date, accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

            Year                                            Percentage
            ----                                            ----------
            2002.............................................104.750 %
            2003.............................................103.167 %
            2004.............................................101.583 %
            2005.............................................100.000 %

      (b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

      (c) The Company shall have the right to purchase Notes in the open market or otherwise. Any Notes so purchased may be resold at the Company's discretion if not surrendered for cancellation pursuant to this Indenture.

SECTION 3.08. MANDATORY REDEMPTION.

            Except as set forth under Section 3.09, 4.10 and 4.15 hereof, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

SECTION 3.09. OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

            In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

            The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the Accreted Value of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

            If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest , if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

            Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

      (a) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

      (b) the Offer Amount, the purchase price and the Purchase Date;

      (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

      (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Purchase Date;

      (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

      (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

      (g) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

      (h) that, if the aggregate Accreted Value of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of EURO 1,000, or integral multiples thereof, shall be purchased); and

      (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

            On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

            Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4.
                                    COVENANTS

SECTION 4.01. PAYMENT OF NOTES.

            The Company shall pay or cause to be paid the principal amount or Accreted Value of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal amount or Directed Value, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal amount or Accreted Value, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

            Interest will be computed on the basis of a 360 day year comprised of twelve 30-day months. Principal, premium, if any, and interest and Liquidated Damages, if any, on the Notes will be payable in EUROs only by credit or transfer to a EURO account (or, prior to the introduction of the EURO at the third stage of European economic and monetary union, will be payable in ECU only by credit or transfer to an ECU account at the rate of one ECU for one EURO) located in the place of payment (outside the United States) specified by the relevant Holder. Payments in a component currency of the EURO or ECU (if so determined as provided below) will be made in the chosen currency (as defined below) either by check drawn on, or by transfer to an account specified by the payee with, a bank in the principal financial center of the country of the chosen currency. The Notes will be issued in denominations of EURO 1,000 principal amount at maturity and integral multiples thereof.

            References in the Notes and this Indenture to any business day, day count fraction or other convention (whether for the calculation of interest, determination of payment dates or otherwise) shall, if different, with effect from the introduction of the EURO at the start of the third stage of European economic and monetary union, be deemed to be amended to comply with any conventions applicable to EURO denominated obligations pursuant to applicable requirements of relevant monetary, stock exchange or other authorities, applicable EC and national laws and regulations and such market practices consistent therewith as the Company, in its discretion, shall determine to be applicable for such EURO denominated obligations held in international clearing systems and the terms and conditions of the Notes and this Indenture shall be amended accordingly. Notice of any such amendments shall be notified to the Holders.

            The Notes will be payable both as to principal and interest (on presentation of such Notes if in certified form) at the offices or agencies of the Company maintained for such purpose within the City and State of New York and London, England and, so as long as the Notes are listed on the Luxembourg Stock Exchange, at the office of the paying agent maintained in Luxembourg or, at the option of the Company, payment of interest may be made by check mailed to the holders of the Notes at their respective addresses set forth in the register of holders of Notes or, if a holder so requests, by wire transfer of immediately available funds to an account previously specified in writing by such holder to the Company and the

Trustee. Holders who receive payment in any currency other than the EURO must make arrangements at their own expense.

            With respect to each due date for the payment of interest, premium, if any, or Liquidated Damages, if any, or the repayment of principal on which the ECU is neither used as the unit of account of the European Community nor used as the currency of the European Union (and is not at such time replaced by the EURO), the Company shall, without liability on its part and without having regard to the interests of individual Holders (i) choose a component currency (the "Chosen Currency") of the ECU or (ii) U.S. dollars in which all payments due on that date with respect to Notes shall be made. The amount of each payment in the Chosen Currency shall be computed on the basis of the equivalent of the ECU in that currency, determined as set forth herein, as of the fourth business day in Luxembourg prior to the date on which such payment is due. Notice of the Chosen Currency selected by the Company shall, where practicable, be given to Holders of Notes.

            On the first business day in Luxembourg on which the ECU is neither used as the unit of account of the EC nor used as the currency of the European Union (and is not at such time replaced by the EURO), the Company shall, without liability on its part and without having regard to the interests of individual Holders of Notes, choose the Chosen Currency in which all payments with respect to Notes having a due date prior thereto but not yet presented for payment are to be made. The amount of each payment in the Chosen Currency shall be computed on the basis of the equivalent of the ECU in that currency, determined as set out in this paragraph, as of such first business day.

            The equivalent of the ECU in the relevant Chosen Currency as of any date (the "Day of Valuation") shall be determined on the following basis by the Luxembourg Stock Exchange (the "Luxembourg Exchange"). The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts which were components of the ECU when the ECU was most recently used as the unit of account of the EC. The equivalent of the ECU in the Chosen Currency shall be calculated by, first, aggregating the U.S. dollar equivalents of the Components, and then, using the rate used for determining the U.S. dollar equivalent of the Component in the Chosen Currency as set out below, calculating the equivalent in the Chosen Currency of such aggregate amount in U.S. dollars.

            The U.S. dollar equivalent of each of the Components shall be determined by the Luxembourg Exchange on the basis of the middle spot delivery quotations prevailing at 2:30 p.m. Luxembourg time on the Day of Valuation, as obtained by the Company and notified by it to the Luxembourg Exchange from one or more leading banks selected by the Company, in the country of issue of the Component Currency in question.

            If no direct quotations are available for a component currency as of a Day of Valuation from any of the banks selected by the Company for this purpose because foreign exchange markets are closed in the country of issue of that currency or for any other reason, the most recent direct quotations for that currency obtained by the Company and notified by it to the Luxembourg Exchange shall be used in computing the equivalents of the ECU on such Day of Valuation, provided, however, that such most recent quotations may be used only if they were prevailing in the country of issue not more than two business days before such Day of Valuation. Beyond such period of two business days, the Luxembourg Exchange shall determine the U.S. dollar equivalent of such Component on the basis of cross rates derived from the middle spot delivery quotations for such component currency and for the U.S. dollar prevailing at 2:30 p.m. Luxembourg time on such Day of Valuation, as obtained by the Company from one or more leading banks, as selected by the Company (following consultation, if practicable, with the Company) and notified to the Luxembourg Exchange, in a country other than the country of issue of such component currency. Within such period of two business days, the Luxembourg Exchange shall determine the U.S. dollar equivalent of such Component on the basis of such cross rates if the Company judges that the equivalent so calculated is more representative than the U.S. dollar equivalent calculated on the basis of such most recent direct quotations. Unless otherwise specified by the Company, if there is more than one market for dealing in any component currency by reason of foreign exchange regulations or for any other reason, the market to be referred to in respect of such currency shall be that upon which a non-resident issuer of securities denominated in such currency would purchase such currency in order to make payments in respect of such securities.

            All determinations made by the Company or the Exchange shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Company and all Holders.

            Any money deposited with the Trustee or any Paying Agent, or then held by the Company, for the payment of the principal of, premium, if any, interest on or Liquidated Damages with respect to any Note and remaining unclaimed for two years after such principal, premium, if any, interest or Liquidated Damages has become due and payable shall, subject to applicable law, be paid to the Company on its written request; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an authorized newspaper in each place of payment or mail to each such Holder, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company.

            The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

            Payments by the Company to the Paying Agent of principal and or interest on the Notes shall be made without deduction for and free of any taxes, duties, fees or other charges levied on the Company in respect of the Notes by the EC or any member state thereof or any political subdivision or taxing authority therein or thereof. Payments to the holders of the Notes will be subject in all cases to any fiscal or other laws and regulations applicable thereto.

SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY.

            The Company shall maintain in the Borough of Manhattan, the City of New York and, so long as the Notes are listed on the Luxembourg Stock Exchange, in Luxembourg, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

            The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York and, so long as the Notes are listed on the Luxembourg Stock Exchange, in Luxembourg for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section
2.03 and, so long as the Notes are listed on the Luxembourg Stock Exchange, the Company also hereby designates Banque Internationale a Luxembourg as another such office or agency in accordance with Section 2.03 and the rules of the Luxembourg Stock Exchange.

SECTION 4.03. REPORTS.

      (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Company and, with respect to the annual information only, a report thereof by the Company's certified independent accountants, (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports and (iii) any other information that the Company would be required to disclose pursuant to Section 13 or 15 of the Exchange Act if the Company were required to disclose such information, in each case, within the time periods specified in the SEC's rules and regulations. In addition, following consummation of the Exchange Offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA ss. 314(a).

      (b) For so long as any Notes remain outstanding, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.04. COMPLIANCE CERTIFICATE.

      (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, with such fiscal year as of the date hereof ending on December 31, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

      (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

      (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05. TAXES.

            The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06. STAY, EXTENSION AND USURY LAWS.

            The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07. RESTRICTED PAYMENTS.

            The Company shall not, and shall not permit any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Equity Interests of the Company; (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company; (iii) voluntarily purchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity or prior to any scheduled repayment or sinking fund payment, as the case may be, in respect of any Indebtedness of the Company that by its terms is contractually subordinated in any respect in right of payment to the prior payment of the Notes; or (iv) make any Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments") unless, at the time of such Restricted Payment, and after giving effect thereto:

            (a) no Default or Event of Default shall have occurred and be continuing; and

            (b) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount of all Restricted Payments made on or after the date of this Indenture shall not exceed the sum of (1) 50% of the Consolidated Net Income (or, in the case of a Consolidated Net Loss, 100% of such deficit) of the Company for the period (taken as one accounting period) from January 1, 1998 to the last day of the last fiscal quarter preceding the date of the proposed Restricted Payment, plus (2) the aggregate net proceeds, including the fair market value of property other than cash (as determined by the Board of Directors, whose good faith determination shall be conclusive and evidenced by a board resolution filed), received by the Company from the issuance and sale (other than to a Restricted Subsidiary of the Company, a Restricted Affiliate or a Restricted Subsidiary of an Affiliate) on or after date of this Indenture of shares of its Capital Stock (other than Disqualified Stock) (and any other of its securities convertible into or exchangeable for Capital Stock, upon such conversion or exchange), or any options, warrants or other rights to purchase such Capital Stock (other than Disqualified Stock), plus (3) the aggregate net proceeds, including the fair market value of property other than cash (as determined by the Board of Directors, whose good faith determination shall be conclusive and evidenced by a board resolution), received by the Company from the issuance or sale (other than to a Restricted Subsidiary of the Company, a Restricted Affiliate or a Restricted Subsidiary of an Affiliate) on or after the date of this Indenture of any Capital Stock of the Company (other than Disqualified Stock), of any options, warrants or other rights to purchase such Capital Stock (other than Disqualified Stock), upon the conversion of, or exchange for Indebtedness of the Company or a Restricted Subsidiary, a Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate.

            The foregoing provisions shall not prohibit (a) the redemption, repurchase, retirement or other acquisition for value of any Equity Interests or Subordinated Indebtedness of the Company in exchange for, or out of (x) the net cash proceeds of the sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock), (y) the net cash proceeds of the sale (other than to a Subsidiary of the Company) of Subordinated Indebtedness other than the Convertible Notes or (z) $33 million;
(b) the defeasance, redemption or repurchase of any subordinated Indebtedness (in whole or in part) with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (c) the distribution of noncash assets provided that the fair market equity value of all such distributions immediately upon distribution, as determined by an investment banking firm of national standing, shall not exceed $20 million, provided that any such distribution shall not include the Company's direct ownership interests in Omnitel; and (e) Permitted Investments.

            The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $1.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

SECTION 4.08. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

            The Company shall not, and shall not permit any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary or Restricted Affiliate to (a)(i) pay dividends or make any other distributions to the Company or any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Company or any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate (b) make loans or advances to the Company or any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate or (c) sell, lease or transfer any of its properties or assets to the Company or any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate, except for such encumbrances or restrictions existing under or by reason of (i) Existing Indebtedness as in effect on the date of this Indenture, (ii) this Indenture and the Notes, (iii) applicable law, (iv) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred or Capital Stock issued in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to the Company or any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of the Affiliate, or the properties or assets of any Person, other than the Person, or the property or assets of the Person so acquired, provided that the Consolidated Cash Flow of such Person is not taken into account in determining whether such acquisition was permitted by the terms of this Indenture, (v) any Credit Facility permitted under Section 4.09 hereof; provided, that, with respect to this clause (v), either (x) at or prior to the time of incurrence of such Indebtedness, the Company receives from a commercial bank or nationally recognized investment banking firm (which bank or firm may be a lender or agent for lenders, or an underwriter, placement agent or financial advisor, under or in respect of such Indebtedness) a letter or opinion to the effect that the restrictions contained in the agreement or instrument governing such Indebtedness are reasonable and customary under the circumstances and are consistent with those provided in prevailing market conditions at the time for similar financings by borrowers of similar credit quality or (y) at or prior to the time of incurrence of such Indebtedness, the Board of Directors of the Company determines in good faith that, based upon one or more proposals from a commercial bank or nationally recognized investment banking firm (other than a bank or firm that is a lender or agent for lenders, or an underwriter, placement agent or financial advisor, under or in respect of such Indebtedness), the restrictions contained in the agreement or instrument governing such Indebtedness are consistent with those provided in prevailing market conditions at the time of similar financings; or (vi) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced. A bank or firm referred to in clause (vi) of the preceding sentence shall under no circumstances be responsible or liable to the Holders, the Trustee, the Company or any other Person, and is hereby released and absolved of all such responsibility and liability, insofar as the same would otherwise arise out of or in connection with the execution and delivery of the letter of opinion referred to therein.

SECTION 4.09. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK.

            The Company shall not, and shall not permit any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt), or issue shares of Disqualified Stock, if: (i) the Company's Consolidated Debt to Consolidated Cash Flow Ratio is less than 6.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of the applicable four quarter period; or (ii) the Company's Consolidated Debt does not exceed 30% of the Company's Total Market Capitalization, calculated as of the date of incurrence or issuance and on a pro forma basis after giving effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom).

            The provisions of the foregoing paragraph will not apply to (a) Existing Indebtedness; (b) commitments existing as of the date hereof by the Company and its Subsidiaries relating to capital contributions to Omnitel or OPI (including the funding commitments under OPI's performance bond); (c) the Notes;
(d) the Convertible Subordinated Notes; (e) intercompany Indebtedness between or among the Company and a Wholly Owned Restricted Subsidiary of the Company to the extent permitted by the other provisions of this Indenture; (f) the incurrence by the Company, a Restricted Subsidiary of the Company, a Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, redeem, defease or refund other Indebtedness of the Company, a Restricted Subsidiary of the Company, a Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate; (g) the incurrence by a Restricted Subsidiary of the Company, a Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate of Project Financing, provided that no single Restricted Subsidiary (together with its consolidated Restricted Subsidiaries and its Restricted Affiliates) and no single Restricted Affiliate (together with its consolidated Restricted Subsidiaries and its Restricted Affiliates), pro forma for such incurrence and the application of the net proceeds therefrom, may, on the date of such incurrence, have an aggregate principal amount of Project Financing outstanding, determined without duplication, that exceeds the greater of (1) 5.0x the Consolidated Cash Flow of such Restricted Subsidiary or Restricted Affiliate for the most recently completed four full fiscal quarters for which internal financial statements are available as of the date of such incurrence (calculated on a pro forma basis as if such Project Financing had been incurred and the proceeds therefrom applied at the beginning of the applicable four-quarter period) or (2) 200% of the Consolidated Invested Equity Capital of such Restricted Subsidiary or Restricted Affiliate at such time; (h) the incurrence by the Company of Subordinated Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any one time outstanding (with each issue measured as of the date of its incurrence and without giving effect to subsequent accretion) not to exceed $20 million (or the equivalent amount in one or more foreign currencies); (i) Guarantees by the Company or a Restricted Subsidiary of the Company of up to $10 million in principal amount of Project Financing of the Company's Restricted Subsidiaries, Restricted Affiliates or Restricted Subsidiaries of its Restricted Affiliates at any one time outstanding and related accrued interest;
(j) to the extent an Investment is permitted to be made by the Company or a Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate under Section 4.07 hereof, Guarantees by the Company or such Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate of its obligation to make such Investment; (k) the incurrence by the Company of additional Subordinated Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any one time outstanding (with each issue measured at the date of its incurrence and without giving affect to subsequent accretion) not to exceed two times the amount (or the equivalent amount in one or more foreign currencies) of Equity Offering Proceeds that have been received by the Company since the date hereof and not used to fund Restricted Payments; (l) Non-Recourse Pledges in connection with Project Financings; (m) Hedging Obligations so long as such obligations relate to, and do not have a notional amount greater than, obligations permitted hereunder in respect of Indebtedness or commitments to make Investments; (n) any Indebtedness outstanding from time to time under a Credit Facility; provided, the aggregate amount of such Indebtedness outstanding at any one time shall not exceed $25 million; (o) Purchase Money Debt, provided the aggregate amount of such Indebtedness outstanding at any time shall not exceed $25 million; (p) additional Indebtedness of the Company or its Restricted Subsidiaries, Restricted Affiliates or Restricted Subsidiaries of Restricted Affiliates, in an aggregate principal amount (or accreted value, as applicable) not to exceed $20 million at any one time outstanding; (q) additional Indebtedness (other than Subordinated Indebtedness) of the Company or its Restricted Subsidiaries, Restricted Affiliates or Restricted Subsidiaries of Restricted Affiliates, in an aggregate principal amount (or accreted value, as applicable) not to exceed the excess, if any, of (1) the amount of Implied POP Senior Indebtedness less (2) $240 million; and (r) additional Subordinated Indebtedness in an aggregate principal amount (or accreted value, as applicable) not to exceed the excess, if any, of (1) the amount of Implied POP Subordinated Indebtedness less (2) $75 million.

            The Board of Directors may designate a Restricted Subsidiary of the Company or of a Restricted Affiliate to be an Unrestricted Subsidiary and may designate a Restricted Affiliate to be an Unrestricted Affiliate if no Default or Event of Default shall have occurred and be continuing, and if, after giving pro forma effect to such designation, the Company would have been permitted to make at least $1.00 of additional Investments pursuant to clause (f) of the definition of Permitted Investments. Upon the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, or the designation of any Restricted Affiliate as an Unrestricted Affiliate, all previous Investments by the Company and the Company's Pro Rata Portion of any Investments by any of its Restricted Subsidiaries or Restricted Affiliates in such Restricted Subsidiary or Restricted Affiliate (in all other cases) will be deemed to constitute an Investment made on the date of such designation in an Unrestricted Subsidiary or Unrestricted Affiliate, as applicable, in an amount equal to the greatest of (x) the aggregate original fair market value of such Investments (or the Company's Pro Rata Portion thereof, as applicable) as determined in good faith by the Company's Board of Directors, (y) the net book value of such Investments at the time of such designation (or the Company's Pro Rata Portion thereof, as applicable), and (z) the fair market value of such Investments at the time of such designation (or the Company's Pro Rata Portion thereof, as applicable) as determined in good faith by the Company's Board of Directors. Such designation will only be permitted if such Investment (or the Company's Pro Rata Portion thereof, as applicable) would be permitted at such time by the terms under
Section 4.07 hereof and if such Restricted Subsidiary or Restricted Affiliate otherwise meets the definition of an Unrestricted Subsidiary or an Unrestricted Affiliate, as applicable, and has no Indebtedness other than Non-Recourse Debt with respect to the Company and its Restricted Subsidiaries, its Restricted Affiliates and Restricted Subsidiaries of Restricted Affiliates.

            The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary and may designate any Unrestricted Affiliate to be a Restricted Affiliate; provided, that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary or Restricted Affiliate, as applicable, of all outstanding Indebtedness of such Unrestricted Subsidiary or Unrestricted Affiliate, as applicable, and such designation shall only be permitted if (1) no Default or Event of Default shall have occurred and be continuing, (2) immediately after giving pro forma effect to such designation, all Indebtedness of the Subsidiary or Affiliate so designated would be permitted under Section 4.09 hereof if it were incurred by a Restricted Subsidiary or Restricted Affiliate, as applicable, on the date of designation and (3) such designation does not and will not result in the creation of any Lien on any asset of the Company or any of its Restricted Subsidiaries (including the Subsidiary so designated), except Liens permitted by this Indenture to be incurred.

SECTION 4.10. ASSET SALES

            The Company will not, and will not permit any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate to, engage in an Asset Sale unless (i) no Event of Default is existing or no Default or Event of Default would arise by virtue of such Asset Sale, (ii) the Company (or the applicable Restricted Subsidiary or Restricted Affiliate, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by (x) a resolution of the Board of Directors so long as the Company is a publicly-traded entity or (y) an opinion as to the fairness of the transaction from a financial point of view by an investment banking firm of national standing if the Company is not a publicly-traded entity) of the assets sold or otherwise disposed of and (iii) at least 85% of the consideration therefor received by the Company or such Restricted Subsidiary or Restricted Affiliate is in the form of cash or readily marketable cash equivalents; provided, however, that the amount of (A) any liabilities of the Company, any Restricted Subsidiary or Restricted Affiliate as shown on the Company's or such Restricted Subsidiary's or Restricted Affiliate's most recent balance sheet or in the notes thereto that are assumed by the transferee of any such asset sale and (B) any notes or other obligations received by the Company or such Restricted Subsidiary or Restricted Affiliate from such transferee that are immediately converted or are converted within 60 days by the Company or such Restricted Subsidiary or Restricted Affiliate into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this paragraph. The foregoing shall not apply to a sale or other transfer of any direct interest in OPI which is prohibited in all instances.

            Any Net Proceeds from an Asset Sale that are not applied within 12 months after such Asset Sale to make a Permitted Investment (other than an Investment in Cash Equivalents) will be deemed to constitute "Excess Proceeds." Pending final application of any Net Proceeds of an Asset Sale to a Permitted Investment (other than Cash Equivalents) or to an Asset Sale Offer, such Net Proceeds may only be invested in Cash Equivalents. When the aggregate amount of Excess Proceeds exceeds $5 million and upon completion of the Asset Sale Offer required under the Outstanding Notes Indenture, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash equal to 100% of the Accreted Value thereof as of the date of purchase plus Liquidated Damages thereon, if any, in accordance with the procedures set forth in this Indenture. To the extent that the aggregate Accreted Value of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds to be applied to purchase Notes, the Company may use any remaining Excess Proceeds for any purpose permitted by the other provisions of this Indenture. If the aggregate Accreted Value of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee, upon its receipt from the Company of notice and instruction, will select the Notes to be purchased on a pro rata basis with appropriate adjustments so that only Notes in authorized denominations will be purchased. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable to an Asset Sale Offer.

            Notwithstanding the foregoing, to the extent that the Company or any of its Restricted Subsidiaries or Restricted Affiliates receives securities or other noncash property or assets as proceeds of an Asset Sale (which proceeds shall not exceed 25% of the total initial consideration), such securities and other noncash proceeds shall not be treated as Net Proceeds of an Asset Sale unless and until the Company receives cash or Cash Equivalents from a sale, repayment, exchange, redemption or retirement of, or extraordinary dividend or return of capital on, such securities or other noncash property and then shall be treated as Net Proceeds only to the extent of the cash or Cash Equivalents received.

SECTION 4.11. TRANSACTIONS WITH AFFILIATES.

            The Company shall not, and shall not permit any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or amend any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are fair and reasonable to the Company or the relevant Restricted Subsidiary or Restricted Affiliate and (b) the Company delivers to the Trustee
(i) with respect to any Affiliate Transaction involving aggregate payments in excess of $5 million, a resolution of the Board of Directors set forth in an Officers' Certificate to the effect that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors disinterested with respect to such transaction and (ii) with respect to any Affiliate Transaction involving aggregate payments in excess of $10 million, an opinion as to the fairness to the Company or such Restricted Subsidiary or Restricted Affiliate from a financial point of view issued by an investment banking firm of national standing together with an Officers' Certificate to the effect that such opinion complies with this clause (ii); provided, however, that (i) a Permitted Investment in a joint venture in which none of the other participants in the joint venture is an Affiliate of the Company shall be deemed not to be an Affiliate Transaction; (ii) the procurement of management services from NTL shall be deemed not to be an Affiliate Transaction; and (iii) joint ventures in a Related Business with NTL or CoreComm in which the Company's interest is directly proportionate to its debt and equity contributions shall require the approval of a majority of the Board of Directors (rather than of the disinterested members thereof).

            The foregoing restrictions shall not apply to (i) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary of the Company as determined in good faith by the Company's Board of Directors; (ii) transactions exclusively between or among the Company and any of its Restricted Subsidiaries, Restricted Affiliates or Restricted Subsidiaries of Restricted Affiliates or exclusively between or among such entities, provided such transactions are not otherwise prohibited by this Indenture; (iii) any agreements as in effect as of the issue date of the Notes or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the issue date of the Notes, in each case including any actions by the Company that are required to comply with such agreements; (v) Restricted Payments permitted by this Indenture; (vi) any Permitted Investment; (vii) transactions permitted by, and complying with, the provisions of Section 5.01 hereof; (viii) any payment, issuance of securities or other payments, awards or grants, in cash or otherwise, pursuant to, or the funding of, employment arrangements and plans approved by the Board of Directors of the Company; (ix) the grant of stock options or similar rights to employees and directors of the Company and its Subsidiaries pursuant to plans and employment contracts approved by the Board of Directors of the Company; or (x) loans or advances to officers, directors or employees of the Company or its Restricted Subsidiaries, not in excess of $5 million at any one time outstanding.

SECTION 4.12. LIENS.

            The Company shall not, and shall not permit any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist any Lien of any kind (other than Permitted Liens) upon any property or assets, now owned or hereafter acquired, of the Company or any such Restricted Subsidiary or Restricted Affiliate, or upon any income or profits therefrom or assign or convey any right to receive income therefrom securing any Indebtedness unless the Notes are secured equally and ratably; provided that the Company shall not incur any Lien on its direct interest in Omnitel. The foregoing restrictions will not apply to Permitted Liens.

SECTION 4.13. LIMITATIONS ON LINE OF BUSINESS.

            The Company shall not, and shall not permit any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate to, directly or indirectly engage in any line or lines of business other than a Related Business.

SECTION 4.14. CORPORATE EXISTENCE.

            Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.15. OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

      (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to EURO 1,000 in principal amount at maturity or an integral multiple thereof) of each Holder's Notes at an offer price in cash equal to 101% of the Accreted Value thereon as of the date of purchase, plus Liquidated Damages, if any, on the date of purchase (if prior to April 1, 2003) or 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (if on or after April 1, 2003) (in either case, the "Change of

Control Payment"). Within 10 days following any Change of Control, the Company shall mail a notice to each Holder stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no later than 30 business days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Note not tendered will continue to accrete or accrue, as applicable, interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrete or accrue, as applicable, interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to EURO 1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control.

      (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount at maturity of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered payment in an amount equal to the purchase price for the Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount at maturity to any unpurchased portion of the Notes surrendered by such Holder, if any; provided, that each such new Note shall be in a principal amount of EURO 1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      (c) Notwithstanding anything to the contrary in this Section 4.15, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.15 and Section 3.09 hereof and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.16. LIMITATION ON STATUS AS INVESTMENT COMPANY.

            The Company shall not, and shall not permit any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate to, conduct its business in a fashion that would cause it to be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act of 1940.

SECTION 4.17. LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

            The Company shall not, and shall not permit any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate to, enter into any Sale/Leaseback Transaction with respect to any property unless (i) the Company or such Restricted Subsidiary or Restricted Affiliate would be entitled to (A) incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.09 hereof and (B) create a Lien on such property securing such Attributable Debt pursuant to Section 4.12 hereof and (ii) the transfer of such property is permitted by, and the Company or such Restricted Subsidiary or Restricted Affiliate applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

SECTION 4.18. PAYMENTS FOR CONSENT.

            Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 5.
                                   SUCCESSORS

SECTION 5.01. MERGER, CONSOLIDATION, OR SALE OF ASSETS.

            The Company shall not consolidate or merge with or into another corporation, Person or entity (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which a sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which a sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company pursuant to the Registration Rights Agreement, this Indenture, and the Notes; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) the Company or any entity or Person formed by or surviving any such consolidation or merger, or to which a sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction which increases Consolidated Net Worth) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) would, at the time of such transaction and after giving pro forma effect thereto (as if such transaction had occurred at the beginning of the most recently ended four-quarter period for which internal financial statements are available immediately preceding the date of such transaction, for purposes of calculating the Consolidated Debt to Consolidated Cash Flow Ratio, and as if such transaction had occurred as of such date for purposes of calculating Consolidated Debt as a percentage of Total Market Capitalization), be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.09 hereof.

SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED.

            Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.

                                   ARTICLE 6.
                             DEFAULTS AND REMEDIES

SECTION 6.01. EVENTS OF DEFAULT.

            An "Event of Default" occurs if:

      (a) the Company fails to pay interest on, or Liquidated Damages with respect to, the Notes when the same becomes due and payable and such default continues for a period of 30 days;

      (b) the Company defaults in the payment when due of principal, Accreted Value or Liquidated Damages, if any, of the Notes when the same becomes due and payable at maturity, upon acceleration, repurchase or otherwise;

      (c) the Company or any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate fails to comply for 30 days after notice with any of its obligations under any of the provisions of
Section 4.07, 4.09, 4.10 or 4.15 hereof;

      (d) the Company or any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of Restricted Affiliate fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

      (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries or Restricted Affiliates or Restricted Subsidiary of Restricted Affiliate or Omnitel or OPI, whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $5 million or more (or, in the case of Omnitel or OPI, $25 million or more);

      (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries or Restricted Affiliates or Restricted Subsidiary of Restricted Affiliate or Omnitel or OPI and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $5 million (or, in the case of Omnitel or OPI, $25 million or more);

      (g) there is a revocation of the License or a governmental action that has the effect of preventing OPI from conducting material operations for a period in excess of 180 continuous days;

      (h) the Company or any of its Restricted Subsidiaries, Restricted Affiliates or Restricted Subsidiaries of Restricted Affiliates or Omnitel or OPI pursuant to or within the meaning of Bankruptcy Law or other similar laws:

      (i) commences a voluntary case,

      (ii) consents to the entry of an order for relief against it in an involuntary case,

      (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

      (iv) makes a general assignment for the benefit of its creditors, or

      (v) generally is not paying its debts as they become due; or

      (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law or other similar laws that:

      (i) is for relief against the Company or any of its Restricted Subsidiaries, Restricted Affiliates or Restricted Subsidiaries of Restricted Affiliates or Omnitel or OPI in an involuntary case;

      (ii) appoints a custodian of the Company or any of its Restricted Subsidiaries, Restricted Affiliates or Restricted Subsidiaries of Restricted Affiliates or Omnitel or OPI or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries, Restricted Affiliates or Restricted Subsidiaries of Restricted Affiliates or Omnitel or OPI; or

      (iii) orders the liquidation of the Company or any of its Restricted Subsidiaries, Restricted Affiliates or Restricted Subsidiaries of Restricted Affiliates or Omnitel or OPI;

   and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02. ACCELERATION.

            If any Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 6.01 hereof with respect to the Company, any Restricted Subsidiaries, Restricted Affiliates or Restricted Subsidiaries of Restricted Affiliates or Omnitel or OPI) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (h) or (i) of Section
6.01 hereof occurs with respect to the Company, any of its Restricted Subsidiaries, Restricted Affiliates or Restricted Subsidiaries of Restricted Affiliates or Omnitel or OPI, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in principal amount of the Notes then outstanding may, by notice to the Trustee, on behalf of the Holders of all of the Notes outstanding, waive any existing Default or Event of Default and its consequences under this Indenture except a Default or Event of Default relating to the payment of principal or premium on the Notes (which would be required to be unanimous).

            If an Event of Default occurs on or after April 1, 2002 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to April 1, 2002 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in an amount that would otherwise have been due and payable pursuant to
Section 3.07 hereof had the Notes been redeemed on the year after April 1, 2002.

SECTION 6.03. OTHER REMEDIES.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal amount or Accreted Value of premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04. WAIVER OF PAST DEFAULTS.

            Holders of not less than a majority in aggregate principal amount at maturity of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal amount or Accreted Value of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. CONTROL BY MAJORITY.

            Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06. LIMITATION ON SUITS.

            A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

            (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

            (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

            (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

            (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

            (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

            A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

            Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal amount or Accreted Value of premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. COLLECTION SUIT BY TRUSTEE.

            If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal amount or Accreted Value of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

            The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. PRIORITIES.

            If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

            First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

            Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

            Third: to the Company or to such party as a court of competent jurisdiction shall direct.

            The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11. UNDERTAKING FOR COSTS.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

SECTION 6.12. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES.

            All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, fees, disbursements and advances of, the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

SECTION 6.13. RIGHTS AND REMEDIES CUMULATIVE

            Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                                   ARTICLE 7.
                                     TRUSTEE

SECTION 7.01. DUTIES OF TRUSTEE.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

      (b) Except during the continuance of an Event of Default:

      (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

      (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

      (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

      (i) this paragraph does not limit the effect of paragraph (b) of this Section;

      (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

      (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

      (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section.

      (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

      (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. RIGHTS OF TRUSTEE.

      (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

      (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

      (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

      (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

      (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04. TRUSTEE'S DISCLAIMER.

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05. NOTICE OF DEFAULTS.

            If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

            Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

            A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07. COMPENSATION AND INDEMNITY.

            The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

            The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.

            The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture. Any lien in favor of a predecessor Trustee shall be senior to any lien in favor of the current Trustee.

            To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

            The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

SECTION 7.08. REPLACEMENT OF TRUSTEE.

            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

            The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

      (a) the Trustee fails to comply with Section 7.10 hereof;

      (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

      (c) a custodian or public officer takes charge of the Trustee or its property; or

      (d) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

            If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

            There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

            This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

            The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

            The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 shall survive.

SECTION 8.02. LEGAL DEFEASANCE AND DISCHARGE.

            Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03. COVENANT DEFEASANCE.

            Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.17 and 4.18 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this
Section 8.03 hereof, subject to the satisfaction of the conditions set forth in
Section 8.04 hereof, Sections 6.01(d) through 6.01(f) hereof shall not constitute Events of Default.

SECTION 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

            The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

            In order to exercise either Legal Defeasance or Covenant Defeasance:

      (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, British pounds, Italian Lira or German marks, the ECU, the EURO, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

      (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

      (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

      (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article 8 concurrently with such incurrence) or insofar as Sections 6.01(h) or 6.01(i) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

      (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

      (f) the Company shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

      (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company;

      (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the resulting trust will not be an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), unless such trust is qualified under the Investment Company Act of 1940 or exempt from regulation thereunder; and

      (i) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

            Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

            Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06. REPAYMENT TO COMPANY.

            Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07. REINSTATEMENT.

            If the Trustee or Paying Agent is unable to apply any United States dollars, British pounds, Italian lira or German marks, the ECU, the EURO or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01. WITHOUT CONSENT OF HOLDERS OF NOTES.

            Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

      (a) to cure any ambiguity, defect or inconsistency provided such provisions shall not adversely affect the interests of the Holders;

      (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

      (c) to provide for the assumption of the Company's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 hereof;

      (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note; or

      (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

            Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. WITH CONSENT OF HOLDERS OF NOTES.

            Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including Section 3.09, 4.10 and 4.15 hereof) and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

            Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

            It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

      (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

      (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof;

      (c) reduce the rate of accretion or change the time for payment of interest, including default interest, on any Note;

      (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

      (e) make any Note payable in money other than that stated in the Notes;

      (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or premium or interest, on the Notes; or

      (g) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.

            Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS.

            Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05. NOTATION ON OR EXCHANGE OF NOTES.

            The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

            Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

            The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental Indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Sections 10.04 and 10.05 hereof, an Officers' Certificate and an Opinion of Counsel stating that (i) the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture, (ii) such amended or supplemental Indenture complies with this Indenture and (iii) in the event such amended or supplemental Indenture is being executed pursuant to Section 5.01 hereof, the surviving Person assumes the obligations under this Indenture and the Notes.

                                   ARTICLE 10.
                                  MISCELLANEOUS

SECTION 10.01. TRUST INDENTURE ACT CONTROLS.

            If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by a provision of the TIA, the imposed duties shall control.

SECTION 10.02. NOTICES.

            Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address

            If to the Company:

            Cellular Communications International, Inc.
            110 East 59th Street
            New York, NY  10022
            Telecopier No.:  (212) 906-8497

            Attention:  Chief Financial Officer

            With a copy to:

            Skadden, Arps, Slate, Meagher & Flom LLP
            919 Third Avenue
            New York, NY  10022
            Telecopier No.:  (212) 735-2000

            Attention:  Thomas H. Kennedy, Esq.

            If to the Trustee:

            The Chase Manhattan
            450 West 33rd Street
            New York, NY  10001-2697
            Telecopier No.:  (212) 946-8159

            Attention:  Corporate Trust Administration

            The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

            All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

            Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

            If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

            If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 10.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

            Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 10.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

            Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

            (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 10.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

            (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

            (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 10.06. RULES BY TRUSTEE AND AGENTS.

            The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

            No past, present or future director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 10.08. GOVERNING LAW.

            THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 10.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

            This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.10. SUCCESSORS.

            All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 10.11. SEVERABILITY.

            In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.12. COUNTERPART ORIGINALS.

            The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 10.13. TABLE OF CONTENTS, HEADINGS, ETC.

            The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

            [Signatures on following page]

                                   SIGNATURES

      Dated as of March 18, 1998

                                          CELLULAR COMMUNICATIONS
                                          INTERNATIONAL, INC.


                                          BY:
                                             -----------------------
                                             Name:
                                             Title:

                                          THE CHASE MANHATTAN BANK


                                          BY:
                                             -----------------------
                                             Name:
                                             Title:

                                   SIGNATURES

                                     CELLULAR COMMUNICATIONS INTERNATIONAL, INC.


                                     BY: /s/ Richard J. Lubasch
                                        -----------------------
                                         RICHARD J. LUBASCH
                                         SENIOR VICE PRESIDENT



                                     THE CHASE MANHATTAN BANK


                                     BY: /s/ Andrew M. Deck
                                        -----------------------
                                        ANDREW M. DECK
                                        VICE PRESIDENT

                                    EXHIBIT A
                                 (Face of Note)
================================================================================
FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE
CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL
ISSUE DISCOUNT; FOR EACH EURO 1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE
ISSUE PRICE IS EURO 624.55, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS EURO 375.45, THE ISSUE DATE IS MARCH 18, 1998 AND THE YIELD TO MATURITY IS
9 1/2% PER ANNUM.

      (a) CUSIP/CINS/ISIN

            9-1/2% [Series A] [Series B] Senior Discount Notes due 2005

  No._____                                                            EURO______

                   CELLULAR COMMUNICATIONS INTERNATIONAL, INC.

promises to pay to____________________________________________

or registered assigns,

      the principal sum of_________________________________________

EURO on April 1, 2005

Interest Payment Dates: April 1 and October 1

Record Dates: March 15 and September 15

                                          DATED: ______, 1998

                                          CELLULAR COMMUNICATIONS INTERNATIONAL,
                                          INC.

                                          BY:
                                             ------------------------
                                             Name:
                                             Title:

This is one of the Global
Notes referred to in the
within-mentioned Indenture:

THE CHASE MANHATTAN BANK
as Trustee

By:
   ----------------------

================================================================================
                                 (Back of Note)

           9-1/2% [Series A] [Series B] Senior Discount Notes due 2005

            [Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

            [Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

            Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

            1. INTEREST. Cellular Communications International, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 9-1/2% per annum and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. Interest will not accrue prior to April 1, 2003. Thereafter, the Company will pay interest and Liquidated Damages semi-annually on April 1 and October 1 (each an "Interest Payment Date"), commencing on October 1, 2003, or if any such day is not a Business Day, on the next succeeding Business Day . Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be October 1, 2003. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest in EUROs only by credit or transfer to a EURO account (or, prior to the introduction of the EURO at the third stage of European economic and monetary union, will be payable in ECU only by credit or transfer to an ECU account at the rate of one ECU for one EURO) located in the place of payment (outside the United States) specified by the relevant Holder. Payments in a component currency of the EURO or ECU (if so determined as provided below) will be made in the chosen currency (as defined below) either by check drawn on, or by transfer to an account specified by the payee with, a bank in the principal financial center of the country of the chosen currency. The Notes will be issued in denominations of EURO 1,000 principal amount at maturity and integral multiples thereof.

      References herein and in the Indenture to any business day, day-count fraction or other convention (whether for the calculation of interest, determination of payment dates or otherwise) will, if different, with effect from the introduction of the EURO at the start of the third stage of European economic and monetary union, be deemed to be amended to comply with any conventions applicable to EURO-denominated obligations pursuant to applicable requirements of relevant monetary, stock exchange or other authorities, applicable EC and national laws and regulations and such market practices consistent therewith as the Company, in its discretion, will determine to be applicable for such EURO-denominated obligations held in international clearing systems and the terms and conditions of the Notes and the Indenture will be amended accordingly. Notice of any such amendments will be notified to the Holders.

      The Notes will be payable both as to principal and interest (on presentation of such Notes if in certificated form) at the offices or agencies of the Company maintained for such purpose within the City and State of New York and London, England and, so long as the Notes are listed on the Luxembourg Stock Exchange, at the office of the paying agent maintained in Luxembourg or, at the option of the Company, payment of interest may be made by check mailed to the holders of the Notes at their respective addresses set forth in the register of holders of Notes or, if a holder so requests, by wire transfer of immediately available funds to an account previously specified in writing by such holder to the Company and the Trustee. Holders who receive payment in any currency other than the EURO must make arrangements at their own expense.

      With respect to each due date for the payment of interest, premium, if any, or Liquidated Damages, if any, or the repayment of principal on which the ECU is neither used as the unit of account of the European Community nor used as the currency of the European Union (and is not at such time replaced by the EURO), the Company will, without liability on its part and without having regard to the interests of individual Holders (i) choose the Chosen Currency of the ECU or (ii) U.S. dollars in which all payments due on that date with respect to Notes will be made. The amount of each payment in the Chosen Currency will be computed on the basis of the equivalent of the ECU in that currency, determined as set forth herein, as of the fourth business day in Luxembourg prior to the date on which such payment is due. Notice of the Chosen Currency selected by the Company will, where practicable, be given to Holders of Notes.

      On the first business day in Luxembourg on which the ECU is neither used as the unit of account of the EC nor used as the currency of the European Union (and is not at such time replaced by the EURO), the Company will, without liability on its part and without having regard to the interests of individual Holders of Notes, choose the Chosen Currency in which all payments with respect to Notes having a due date prior thereto but not yet presented for payment are to be made. The amount of each payment in the Chosen Currency will be computed on the basis of the equivalent of the ECU in that currency, determined as set out in this paragraph, as of such first business day.

      The equivalent of the ECU in the relevant Chosen Currency as of the Day of Valuation will be determined on the following basis by the Luxembourg Exchange. The Components will be the currency amounts which were components of the ECU when the ECU was most recently used as the unit of account of the EC. The equivalent of the ECU in the Chosen Currency will be calculated by, first, aggregating the U.S. dollar equivalents of the Components, and then, using the rate used for determining the U.S. dollar equivalent of the Component in the Chosen Currency as set out below, calculating the equivalent in the Chosen Currency of such aggregate amount in U.S. dollars.

      The U.S. dollar equivalent of each of the Components will be determined by the Luxembourg Exchange on the basis of the middle spot delivery quotations prevailing at 2:30 p.m. Luxembourg time on the Day of Valuation, as obtained by the Company and notified by it to the Luxembourg Exchange from one or more leading banks selected by the Company, in the country of issue of the Component Currency in question.

      If no direct quotations are available for a component currency as of a Day of Valuation from any of the banks selected by the Company for this purpose because foreign exchange markets are closed in the country of issue of that currency or for any other reason, the most recent direct quotations for that currency obtained by the Company and notified by it to the Luxembourg Exchange will be used in computing the equivalents of the ECU on such Day of Valuation, provided, however, that such most recent quotations may be used only if they were prevailing in the country of issue not more than two business days before such Day of Valuation. Beyond such period of two business days, the Luxembourg Exchange will determine the U.S. dollar equivalent of such Component on the basis of cross rates derived from the middle spot delivery quotations for such component currency and for the U.S. dollar prevailing at 2:30 p.m. Luxembourg time on such Day of Valuation, as obtained by the Company from one or more leading banks, as selected by the Company (following consultation, if practicable, with the Company) and notified to the Luxembourg Exchange, in a country other than the country of issue of such component currency. Within such period of two business days, the Luxembourg Exchange will determine the U.S. dollar equivalent of such Component on the basis of such cross rates if the Company judges that the equivalent so calculated is more representative than the U.S. dollar equivalent calculated on the basis of such most recent direct quotations. Unless otherwise specified by the Company, if there is more than one market for dealing in any component currency by reason of foreign exchange regulations or for any other reason, the market to be referred to in respect of such currency will be that upon which a non-resident issuer of securities denominated in such currency would purchase such currency in order to make payments in respect of such securities.

                  All determinations made by the Company or the Exchange will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on the Company and all Holders.

            3. PAYING AGENT AND REGISTRAR. Initially, The Chase Manhattan Bank, the Trustee under the Indenture, will act as Paying Agent and Registrar at its offices in the City and State of New York and, so long as the Notes are listed on the Luxembourg Stock Exchange, the Company initially appoints Banque Internationale a Luxembourg to act as paying agent in Luxembourg. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

            4. INDENTURE. The Company issued the Notes under an Indenture dated as of March 18, 1998 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the indenture shall govern and be controlling. The Notes are unsecured obligations of the Company limited to EURO 235 million in aggregate principal amount at maturity.

            5. OPTIONAL REDEMPTION.

            (a) The Company shall not have the option to redeem the Notes prior to April 1, 2002. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of Accreted Value) set forth below plus, in the case of any redemption subsequent to Full Accretion Date, accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:


        Year                                      Percentage
        ----                                      ----------
        2002..................................... 104.750%
        2003..................................... 103.167%
        2004..................................... 101.583%
        2005..................................... 100.000%

            (b) The Company will have the right to purchase Notes in the open market or otherwise. Any Notes so purchased may be resold at the Company's discretion if not surrendered for cancellation pursuant to the Indenture.

            6. MANDATORY REDEMPTION.

            Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

            7. REPURCHASE AT OPTION OF HOLDER.

            (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to EURO 1,000 in principal amount at maturity or an integral multiple thereof) of each Holder's Notes at an offer price equal to 101% of the Accreted Value thereof on the date of purchase (if prior to April 1, 2003) or 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (if on or after April 1, 2003) (in either case, the "Change of Control Payment"). Within 10 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

            (b) If the Company or a Subsidiary consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $5 million, the Company shall commence an offer to all Holders of Notes (as "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the Accreted Value thereof on the date fixed for the closing of such offer (if prior to April 1, 2003) or 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer (if on or after April 1, 2003), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

            8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than EURO 1,000 may be redeemed in part but only in whole multiples of EURO 1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

            9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of EURO 1,000 and integral multiples of EURO 1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the

Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

            10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

            11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger, consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

            12. DEFAULTS AND REMEDIES. Events of Default include: (i) failure to pay for 30 days in the payment when due of interest or Liquidated Damages on the Notes when the same becomes due and payable and the default continues for a period of 30 days; (ii) default in payment when due of principal, Accreted Value or Liquidated Damages, if any, of the Notes at maturity, upon acceleration, repurchase or otherwise, (iii) failure by the Company or any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate to comply for 30 days after notice with any of its obligations under any of the provisions of Section 4.07, 4.09, 4.10 or 4.15 of the Indenture; (iv) failure by the Company or any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding voting as a single class to comply with certain other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate or Omnitel or OPI whether such Indebtedness or Guarantee now exists or is created after the date of the Indenture, which default (a) is Payment Default or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5 million or more (or, in the case of Omnitel or OPI, $25 million or more); (vi) failure by the Company or any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate or Omnitel or OPI to pay final judgments of a court of competent jurisdiction aggregating in excess of $5 million (or, in the case of Omnitel or OPI, $25 million), which judgments are not paid, discharged or stayed for a period of 60 days;

and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries or Omnitel or OPI; (viii) revocation of the License or a governmental action that has the effect of preventing OPI from conducting material operations for a period in excess of 180 continuous days. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of the Notes (which would be required to be unanimous). The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

            13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

            14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

            15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of March 18, 1998, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

            18. CUSIP AND ISIN NUMBERS. The Company has caused CUSIP or ISIP, as applicable, numbers to be printed on the Notes and the Trustee may use CUSIP or ISIP, as applicable, numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

            Cellular Communications International, Inc.
            110 East 59th Street
            New York, NY 10022
            Attention:  Chief Financial Officer

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

------------------------------------------------------------------------------
                (Insert assignee's soc. sec. or tax I.D. no.)

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint_______________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

------------------------------------------------------------------------------

Date:

                                          Your Signature:
                                                         --------------------
                                          (Sign exactly as your name appears
                                          on the face of this Note)

Signature Guarantee.

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

            |_| Section 4.10            |_| Section 4.15

            If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: EURO ________


Date:                               Your Signature:
     -------                                       -------------------------
                                          (Sign exactly as your name appears
                                           on the Note)

                                     Tax Identification No:
                                                          ------------------
Signature Guarantee.

            SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

            The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                               Principal Amount
                  Amount of decrease                            at maturity of
                        in               Amount of increase    this Global Note          Signature of
                   Principal Amount     in Principal Amount     following such        authorized officer
                    at maturity of        at maturity of          decrease               of Trustee or
Date of Exchange   this Global Note      this Global Note       (or increase)           Note Custodian
----------------   ----------------      ----------------       -------------           --------------


                                    EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Cellular Communications International, Inc.
110 East 59th Street
New York, NY 10022
Attention:  Chief Financial Officer

The Chase Manhattan Bank
450 West 33rd Street
New York, NY 10001

            Re: 9-1/2% Senior Discount Notes due 2005

            Reference is hereby made to the Indenture, dated as of March 18, 1998 (the "Indenture"), between Cellular Communications International, Inc., as issuer (the "Company"), and The Chase Manhattan Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            ______________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of EURO ___________ in such Note[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. |_| Check if Transferee will take delivery of a beneficial interest in the 144A/Regulation S Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A/Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. |_| Check if Transferee will take delivery of a beneficial interest in the 144A/Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the 144A/Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. |_| Check and complete if Transferee will take delivery of a beneficial interest in the 144A/Regulation S Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

            (a) |_| such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

            (b) |_| such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

            (c) |_| such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. |_| Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

            (a) |_| Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

            (b) |_| Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the

Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

            (c) |_| Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                          ---------------------------
                                          [Insert Name of Transferor]


                                          By:
                                            -------------------------

                                            Name:
                                            Title:

Dated:
      -------, -------

                       ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

      (a) |_| a beneficial interest in the 144A/Regulation S Global Note (CUSIP/ISIN _______ ), or

      (b) |_| a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

                                   [CHECK ONE]

      (a) |_| a beneficial interest in the:

            (i) |_| 144A/Regulation S Global Note (CUSIP/ISIN _____ ), or

            (ii) |_| Unrestricted Global Note (CUSIP/ISIN _____ ); or

      (b) |_| a Restricted Definitive Note; or

      (c) |_| an Unrestricted Definitive Note,

         in accordance with the terms of the Indenture.

                                    EXHIBIT C
                         FORM OF CERTIFICATE OF EXCHANGE

Cellular Communications International, Inc.
110 East 59th Street
New York, NY 10022
Attention:  Chief Financial Officer

The Chase Manhattan Bank
450 West 33rd Street
New York, NY 10001

            Re: 9-1/2% Senior Discount Notes due 2005

                           (CUSIP/ISIN______________)

            Reference is hereby made to the Indenture, dated as of March 18, 1998 (the "Indenture"), between Cellular Communications International, Inc., as issuer (the "Company"), and The Chase Manhattan Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            ____________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of EURO ____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

            1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

            (a) |_| Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (b) |_| Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the

Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (c) |_| Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (d) |_| Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

            (a) |_| Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

            (b) |_| Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the 144A/Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                    -----------------------------------
                                          [Insert Name of Owner]


                                    By:
                                        -------------------------------
                                        Name:
                                        Title:

Dated:
       -------, ------